Exhibit n.8

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of THL Credit, Inc. of our report dated March 5, 2020 relating to the financial statements of THL Credit Logan JV LLC, which appears in THL Credit, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.  We also consent to the references to us under the headings “Experts”, “Senior Securities” and “Selected Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, MA

April 17, 2020